Sweetgreen Appoints Jason Cochran as Chief Operating Officer
Seasoned restaurant and retail executive brings over 25 years of operational leadership experience to Sweetgreen’s executive team
LOS ANGELES, CA – April 29, 2025 – Sweetgreen, Inc. (NYSE: SG), the mission-driven restaurant brand connecting more people to real food, today announced the appointment of Jason Cochran as the company’s Chief Operating Officer, effective May 5th. Cochran will oversee Field Operations as well as Operations Services and Innovation for the company, and will report directly to Sweetgreen’s Co-Founder and Chief Executive Officer, Jonathan Neman.
“Jason is a trusted and visionary leader with hands-on operational experience at growth-oriented brands,” said Jonathan Neman, Co-Founder and CEO of Sweetgreen. “His strategic mindset, operational discipline, and ability to inspire teams make him uniquely positioned to help lead Sweetgreen into its next chapter of growth. Jason’s alignment with our mission and cultural fit is clear, and I’m incredibly excited to welcome him to the team as we continue scaling our impact across more communities.”
Cochran brings more than two decades of executive leadership experience in restaurant and consumer retail. Prior to joining Sweetgreen, he served as CEO and a board member of American West Restaurant Group, the third-largest Pizza Hut franchisee in the U.S., where he led the company through transformational growth and operational improvements across hundreds of locations.
Previously, Cochran was Vice President of Operations Services at Chipotle Mexican Grill, supporting over 3,000 restaurants and $8.6 billion in annual revenue. During his tenure, he led cross-functional efforts in process improvement, menu and equipment innovation, new store development, and field training. Earlier in his career, Cochran spent 14 years at GameStop, ultimately serving as Senior Vice President of U.S. Stores, responsible for 4,400 locations and more than $7.5 billion in sales.
“I’m thrilled to join Sweetgreen at such a pivotal moment,” said Cochran. “I’ve long admired the brand’s mission, focus on real food, and commitment to operational excellence. I look forward to working alongside this talented team to scale the business, strengthen the culture, and deliver continued value for our customers, team members, and shareholders.”

About Sweetgreen:

Sweetgreen (NYSE: SG) is on a mission to build healthier communities by connecting people to real food. Sweetgreen sources the best quality ingredients from farmers and suppliers they trust to cook food from scratch that is both delicious and nourishing. Sweetgreen plants roots in each community by building a transparent supply chain, investing in local farmers and growers, and enhancing the total experience with innovative technology. Since opening its first 560-square-foot location in 2007, Sweetgreen has scaled to over 250 locations across the United States, and its vision is to lead the next generation of restaurants and lifestyle brands built on quality, community and innovation.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the appointment of Sweetgreen’s new chief operating officer and the impact of such appointment on Sweetgreen. In some cases, you can identify forward-looking statements because they contain words or phrases such as “anticipate,” “are confident that,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements are based on information available at the time those statements are made and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, including risks and uncertainties included in the reports we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 29, 2024 and subsequently filed quarterly reports on Form 10-Q. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

To learn more about Sweetgreen, its menu, and its loyalty program, visit www.Sweetgreen.com. Follow @Sweetgreen on Instagram, Facebook and X.

Contacts:
Sweetgreen Contact, Investor Relations:
Rebecca Nounou
ir@Sweetgreen.com

Sweetgreen Contact, Media
press@sweetgreen.com